Exhibit 99.1

Information Relating to Part II.

Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Mersana Therapeutics, Inc. registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-238140) filed on May 8, 2020, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated.

Printing and engraving expenses	$25,000
Legal fees and expenses	$175,000
Accounting fees and expenses	$75,000
Transfer Agent and Registrar fees	$10,000
Miscellaneous	$15,000
Total	$300,000